UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report:  April 18, 2008
(Date of earliest event reported)

Hawk Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13797	34-1608156
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Public Square, Suite 1500, Cleveland, Ohio 44114
(Address of principal executive offices including zip code)

(216) 861-3553
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2008, the Board of Directors of Hawk Corporation (“Hawk”) and the Compensation Committee of Hawk (the “Committee”) approved the terms of Hawk’s Annual Incentive Compensation Plan for Hawk’s executive officers (the “Annual Incentive Plan”).  Executive officers and key employees, as designated by the Committee in its discretion, will participate in the Annual Incentive Plan.  The Annual Incentive Plan provides for annual incentive awards to participants based upon Hawk’s achievement of performance goals, as determined by the Committee, for each plan year.  Awards under the Annual Incentive Plan include any amounts that Ronald E. Weinberg, Hawk’s Chief Executive Officer and Chairman of the Board, is entitled to receive pursuant to his employment agreement, which is 1.75% of Hawk’s earnings before interest, taxes, depreciation and amortization (EBITDA).  Awards under this plan can be paid in cash or in stock or stock-based awards under Hawk’s 2000 Long Term Incentive Plan.  In addition, the awards to Hawk’s executive officers under the Annual Incentive Plan are intended to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code if approved by stockholders at Hawk’s 2008 annual meeting.

A copy of the form of the Annual Incentive Compensation Plan is attached as Exhibit 10.1 to this Form 8-K, which is incorporated by reference into this Item 5.02, and the above summary is qualified in its entirety by reference to that Exhibit.

Item 9.01.                          Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Hawk Corporation Annual Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWK CORPORATION

Date: April 24, 2008	By:	/s/
Thomas A. Gilbride
Vice President - Finance and Treasurer

EXHIBIT INDEX

Exhibit Number                                           Description

10.1	Hawk Corporation Annual Incentive Plan